UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007
Southside Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 S. Beckham Ave Tyler TX	75701

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (903) 531-7111

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
ITEM 4.02 (A):	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

SIGNATURES

ITEM 4.02 (A):	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Southside Bancshares, Inc. (the “Company”) has concluded that certain cash flows from operating, investing and financing activities were incorrect in several of the Company’s historical Consolidated Statement of Cash Flows. Management intends to amend its Form 10-K for the year ended December 31, 2006, to restate the Consolidated Statement of Cash Flows for the years ended December 31, 2006, 2005 and 2004. In addition, the Company intends to amend its Form 10-Qs for the first and second quarters of 2007 to restate the Consolidated Statements of Cash Flows for the  2006 periods ended March 31 and June 30, 2006 contained therein.  The Consolidated Statement of Cash Flows for the third quarter of 2006 will be restated concurrent with the filing of our September 30, 2007 Form 10-Q.

For all periods restated there was no change in the Company’s Total Cash and Cash Equivalents, Net Increase in Cash and Cash Equivalents, Consolidated Statements of Income, Consolidated Balance Sheets or Consolidated Statements of Changes in Shareholders’ Equity and Comprehensive Income. Accordingly, the Company’s historical revenues, net income, earnings per share, total assets and regulatory capital remain unchanged.

On November 9, 2007, management became aware of financial reporting errors and on November 13, 2007 recommended to the Company’s Audit Committee that the Company’s previously issued Consolidated Financial Statements for the years ended December 31, 2006, 2005 and 2004 and for each of the quarterly periods of March 31, June 30 and September 30, 2006 should no longer be relied upon, and accordingly the Consolidated Financial Statements for such periods should be restated. The Audit Committee agreed with management’s recommendation.

The restatements for the periods described above were caused by the lack of a non-cash adjustment that should have been reflected in our Consolidated Statement of Cash Flows in accordance with Statement of Financial Accounting Standard No. 95, Statement of Cash Flows.  Securities and brokered deposit trades generally settle in cash several days after the contractual trade date, although generally accepted accounting principles require us to recognize trades as of the trade date.  In the accounting periods being restated, the company failed to recognize those trades that were between the trade date and settlement date, and therefore had not yet been consummated in the exchange of cash.  These unsettled trades historically had been reflected in our Consolidated Statement of Cash Flows as actual cash flows from operating activities, with corresponding activity in cash flows from investing activities for the unsettled securities trades, and a corresponding activity in cash flows from financing activities for the unsettled brokered deposit trades.  These unsettled trades should have instead been reflected as non-cash adjustments and reported in our Supplemental Disclosures on Noncash Investing and Financing Activities.

The aggregate impact of these unsettled security and brokered deposit trades are summarized below:

	Year ended December 31, 2006	Nine months ended September 30, 2006	Six months ended June 30, 2006	Three months ended March 31, 2006	Year ended December 31, 2005	Year ended December 31, 2004

Net Operating inflows (outflows) as originally reported)	11,638	15,801	3,052	(7,531)	24,363	21,742
Net operating inflows (outflows) as restated)	19,171	19,713	10,585	4,955	16,830	23,465
Net adjustment to operating cash flows	7,533	3,912	7,533	12,486	(7,533)	1,723

Net Investing inflows (outflows) as originally reported)	(110,466)	(101,944)	(105,884)	(38,010)	(169,671)	(173,790)
Net Investing inflows (outflows) as restated)	(117,999)	(105,856)	(113,417)	(45,543)	(162,138)	(175,513)
Net adjustment to investing cash flows	(7,533)	(3,912)	(7,533)	(7,533)	7,533	(1,723)

Net Financing inflows (outflows) as originally reported)	102,011	83,667	98,580	46,261	147,305	154,657
Net Financing inflows (outflows) as restated)	102,011	83,667	98,580	41,308	147,305	154,657
Net adjustment to financing cash flows	-	-	-	(4,953)	-	-

In connection with this restatement, under the direction of the Company’s Chief Executive Officer and Chief Financial Officer, the Company determined that a material weakness existed due to ineffective internal control over the accurate presentation and disclosure of the statement of cash flows as of December 31, 2006.  Accordingly, the Company’s management has concluded that Management’s Report on Internal Control over Financial Reporting set forth in the Company’s 2006 Annual Report on Form 10-K should no longer be relied upon and should, therefore, be restated.

Due to the matters discussed above, the Company was unable to file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007 (the “Form 10-Q”) within the prescribed time period. The Form 10-Q, which was due to be filed on November 9, 2007, is expected to be filed within the extension as provided by Rule 12b-25, which expires on November 14, 2007.  The Form 10-K/A for the year ended December 31, 2006 and the Forms 10-Q/A for the quarterly periods ended March 31 and June 30, 2007 are expected to be filed shortly thereafter.  Investors should look to the restated financial statements when they become available.

In addition, the Company's management and the Audit Committee have discussed these matters with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHSIDE BANCSHARES, INC.
Date: November 13, 2007	By:	/s/ Lee R. Gibson
Lee R. Gibson
Executive Vice President and Chief Financial Officer